UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 21, 2005
                                                   --------------


                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                     52-2126573
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(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)


600 Telephone Ave, Anchorage, Alaska                                99503
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code   907 - 297 - 3000
                                                  ------------------------------


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 21, 2005, the Board of Directors of Alaska Communications Systems Group, Inc. ("ACS") declared a quarterly cash dividend of $0.20 per share on the company's common stock. This is an increase over the prior quarterly cash dividend per share of $0.185 paid on January 19, 2005, or an approximately 8 percent increase in the previous dividend rate.

The first quarter dividend is payable on April 19, 2005 to stockholders of record on the close of business on March 31, 2005. The company has approximately
40.6 million shares of common stock outstanding as of March 21, 2005.


Item 9.01 Financial Statements and Exhibits

Exhibit No.        Description
-----------        -----------
Exhibit 99.1       Alaska Communications Systems Group, Inc. press release dated
                   March 21, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    March 24, 2005                Alaska Communications Systems Group, Inc.

                                       /s/ David Wilson
                                       ----------------
                                       David Wilson,
                                       Senior Vice President and Chief Financial
                                       Officer (Principal Accounting Officer and
                                       Principal Financial Officer)